UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2018

THE NAVIGATORS GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor, Stamford, Connecticut		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 905-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders

As of March 12, 2018, the Company’s record date for the Annual Meeting, there were a total of 29,711,201 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 28,833,736 shares of common stock, or approximately 97.0% of the shares outstanding and entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders.

1.

The following nominees for directors were elected to hold office until the 2019 annual meeting of stockholders or until their respective successors have been duly elected and qualified. The number of votes for, against, and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Saul L. Basch	27,324,215	324,160	1,185,361
Terence N. Deeks	27,326,015	322,360	1,185,361
Stanley A. Galanski	27,321,515	326,860	1,185,361
Meryl D. Hartzband	27,329,008	319,367	1,185,361
Geoffrey E. Johnson	27,326,215	322,160	1,185,361
Robert V. Mendelsohn	27,225,973	422,402	1,185,361
David M. Platter	27,255,787	392,588	1,185,361
Patricia H. Roberts	27,311,438	336,937	1,185,361
Janice C. Tomlinson	27,328,808	319,567	1,185,361
Marc M. Tract	27,290,573	357,802	1,185,361

2.	The advisory resolution on executive compensation was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
27,447,262	199,663	1,450	1,185,361

3.

The proposal to approve The Navigators Group, Inc. Amended and Restated Employee Stock Purchase Plan was approved. The number of votes for, against and abstained, and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
27,400,822	162,786	84,767	1,185,361

4.

The proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year end December 31, 2018 was approved.  The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain
28,406,985	420,474	6,277

Item 8.01.Other Events

On May 10, 2018 the Company issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.07 per share of common stock, payable on June 29, 2018, to stockholders of record at the close of business on June 8, 2018.  This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

99.1	Press Release dated May 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Emily B. Miner
Name : Emily B. Miner
Title: Senior Vice President and General Counsel

Date: May 11, 2018